SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street, Suite 400

West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective September 22, 2014, the Board of Directors of the Company approved the issuance of 1,000 shares of Series D Preferred Stock (as defined and described below under Item 5.03)(the “Series D Preferred Stock Shares”) to Mr. Ronald Heineman, the Company Chief Executive Officer, or his assigns in consideration for services rendered to the Company and continuing to work for the Company without receiving significant payment for services and without the Company having the ability to issue shares of common stock as the Company does not have sufficient authorized but unissued shares of common stock to allow for any such issuances.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on September 24, 2014 is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 5.01 Changes in Control of the Registrant

As a result of the issuance of the Series D Preferred Stock Shares to Mr. Heineman, or his assigns, (described above in Item 3.02 and 3.03), and the Super Majority Voting Rights (described below in Item 5.03), Mr. Heineman obtained voting rights over the Company’s outstanding voting stock on September 24, 2014, which provide him the right to vote up to 51% of the total voting shares able to vote on any and all shareholder matters. As a result, Mr. Heineman will exercise majority control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Heineman may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, it may be impossible for shareholders to remove Mr. Heineman as an officer or Director of the Company due to the Super Majority Voting Rights. In the event Mr. Heineman is no longer acting as Chief Executive Officer of the Corporation, the shares of Series D Preferred Stock shall automatically, without any action on the part of any party, or the Corporation, be deemed cancelled in their entirety.

Item 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Effective September 22, 2014, the Board of Directors approved the filing of a Certificate of Designations establishing the designations, preferences, limitations and relative rights of the Company’s Series D Preferred Stock (the “Designation” and the “Series D Preferred Stock”). The Board of Directors authorized the issuance of up to 1,000 shares of Series D Preferred Stock, which the Board agreed to issue to Mr. Heineman or his assigns, upon the company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series D Preferred Stock includes the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote (“Super Majority Voting Rights”). The Series D Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future.

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Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

3.1	Certificate of Designation of Series D Preferred Stock. Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: October 10, 2014	By:	/s/ Henry Fong
Henry Fong
Chief Financial Officer

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